SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - January 30, 1996

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Connecticut                         0-13300             06-0384680
(State or other                    (Commission     (IRS Employer
jurisdiction of incorporation)    File Number)   Identification No.)

One State Street, Hartford, Connecticut        06102
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code - (203-722-1866)




Item 5.  Other Events

On January 30, 1996, the Registrant, together with The Dow Chemical Company, completed the formation of a new company, Radian International LLC, to provide environmental, information technology, and strategic chemical management services to industries and government worldwide. Radian International LLC is headquartered in Austin, Texas with field offices at other sites in the United States and abroad.

In connection with the formation of Radian International LLC, the Registrant contributed substantially all of the assets of its wholly-owned subsidiary, Radian Corporation, to the new company. Similarly, The Dow Chemical Company contributed the assets of its wholly-owned subsidiary, Dow Environmental Inc. as well as access to certain of its technologies which are in support of the businesses expected to be conducted by the new company.

Radian International LLC currently is 40 percent owned by Radian Corporation, which continues to be a wholly-owned subsidiary of the Registrant, and 60 percent owned by Dow Environmental Inc. The income of Radian International LLC will be subject to a preference return to the Registrant for the first two years.

As is customary in joint ventures, the agreements executed in connection with the formation of Radian International LLC specify certain circumstances under which the business can be sold, venture assets and liabilities can be distributed or partners' interests can be sold subject to certain rights of first refusal.

In 1996, the Registrant's interest in Radian International LLC will be accounted for on the consolidated financial statements under the equity method of accounting. Had the transaction occurred at the beginning of 1995, under the equity method of accounting, total revenues and total expenses would have been $470.7 and $399.7, respectively, as compared to actual 1995 revenues of $672.2 and expenses of $585.9; and consolidated assets and liabilities at December 31, 1995 would have been $954.1 and $613.0, respectively, as compared to actual amounts of $971.5 and $630.4.

The foregoing description is qualified in its entirety by reference to the Contribution Agreement and the Limited Liability Company
Agreement of Radian International LLC, copies of which are filed as Exhibits hereto.


Item 7. Exhibits.

The following exhibits are filed with this Form 8-K:

99.1   Contribution Agreement dated as of January 30, 1996.*

99.2 Limited Liability Company Agreement of Radian International LLC dated as of January 1, 1996.*


* Certain exhibits, schedules and/or annexes have been omitted. A copy of any omitted exhibit, schedule or annex will be furnished supplementally to the Commission upon request.










Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                          					THE HARTFORD STEAM BOILER
					                          INSPECTION AND INSURANCE COMPANY



Dated:  February 14, 1996       /s/ Robert C. Walker
                                Robert C. Walker
                                Senior Vice President and General
                                   Counsel




                          EXHIBIT INDEX

Exhibit No.
----------

99.1    Contribution Agreement dated as of January 30, 1996.*

99.2 Limited Liability Company Agreement of Radian International LLC dated as of January 1, 1996.*


* Certain exhibits, schedules and/or annexes have been omitted. A copy of any omitted exhibit, schedule or annex will be furnished supplementally to the Commission upon request.